UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2023

BRC Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41275	87-3277812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1144 S. 500 W
Salt Lake City, UT 84101

(Address of principal executive offices, including Zip Code)

(801) 874-1189

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BRCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2023, Roland Smith resigned from his positions as Executive Chairman and a member of the Board of Directors of BRC Inc. (the “Company”). Mr. Smith’s resignation was due to urgent family medical needs and his desire to spend the vast majority of his time with his family. Mr. Smith’s resignation was not due to any disagreement with the Company on any matter related to the Company’s operations, policies or procedures.

On June 2, 2023, Katy Dickson temporarily assumed the duties of the Chairman of the Board of Directors on an interim basis, and the Company has initiated a search to fill the director vacancy resulting from Mr. Smith’s resignation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2023	BRC INC.

	By:	/s/ Evan Hafer
Evan Hafer
Chief Executive Officer